UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2010

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Phillips-Van Heusen Corporation (the “Company”) met on October 18, 2010 and approved an amendment to the Company’s Performance Incentive Bonus Plan (the “Bonus Plan”).  The amendment provides that in the event that a participant’s employment terminates during a performance cycle by reason of his or her or discharge without “cause” (as such term is defined in the Bonus Plan) or for any reason which would constitute grounds for the participant to voluntarily terminate his or her employment for “good reason” under the terms of the participant’s employment agreement, if any, with the Company or a subsidiary, such participant will be entitled to receive the bonus, if any, which would otherwise have been payable to such participant for such performance cycle prorated to the portion of such performance cycle actually worked by such participant.

The Bonus Plan, as amended, is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.  The following is a summary of the material terms of the Bonus Plan:

The purposes of the Bonus Plan are to induce certain senior executive employees to remain in the employ of the Company and its subsidiaries, to attract new senior executive employees and to provide additional incentive to such senior executive employees to promote the success of the business of the Company and its subsidiaries.  The Bonus Plan is effective for awards made prior to the Company’s Annual Meeting of Stockholders to be held in 2014 and will terminate after payment of all bonuses, if any, earned with respect to awards made under the Bonus Plan prior to such meeting, unless the stockholders approve the continuation of the Plan no later than the date of the 2014 Annual Meeting of Stockholders.  The Bonus Plan is administered by the Compensation Committee (or such other committee of the Board of Directors that the Board may designate from time to time).

Under the terms of the Bonus Plan, within 90 days after the commencement of each fiscal year, the Committee is required to determine the executives of the Company and its subsidiaries who will be participants in the Bonus Plan with respect to such fiscal year and the performance objectives that must be satisfied for a participant to be eligible to receive a bonus.  Performance cycles of less than one year may also be established, with performance objectives determined prior to the expiration of 25% of the cycle’s length.  Performance objectives are based upon the achievement of earnings or other performance measures established by the Committee.  If and to the extent the performance objectives are achieved, participants are eligible to receive a bonus based upon a percentage of their base salary in effect on the October 31 that coincides with or immediately precedes the last day of the performance cycle.  The Committee establishes three or more targets for each performance cycle, consisting of at least threshold (below which no bonus is payable), plan and maximum (above which no additional bonus is payable) targets, and bonus percentages are established for the achievement of each of the targets.  The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded.  If the level of achievement falls between two of the targets, the bonus is based on a percentage of the participant’s base salary that is on a straight-line interpolation between the percentages for the two targets, or such other basis as the Committee determines at the time the performance objective for the participant is established.

In the event that there is a “change in control” (as such term is defined in the Bonus Plan) during a performance cycle or a participant’s employment terminates during a performance cycle by reason of his or her death, the participant or his or her estate, as the case may be, is entitled to receive a bonus equal to the bonus payable to such participant if the plan level for such performance cycle had been achieved prorated to the portion of such performance cycle actually worked by such participant through the date of the change in control or the participant’s death.  If a participant’s employment terminates during a performance cycle by reason of his or her disability, “retirement” (as such term is defined in the Bonus Plan), discharge without “cause” (as such term is defined in the Bonus Plan) or for any reason which would constitute grounds for the participant to voluntarily terminate his or her employment for “good reason” under the terms of the participant’s employment agreement, if any, with the Company or a subsidiary, the participant is entitled to receive the bonus, if any, which would otherwise been payable to such participant for such performance cycle prorated to the portion of such performance cycle actually worked by such participant.  In all other cases, a participant must be employed by the Company at the end of the performance cycle in order to remain eligible to receive a bonus.

Participants who qualify for a bonus receive their bonuses in the form of a single sum cash payment no later than 30 days after the Committee certifies that the performance objective have been satisfied (or in the case of a bonus payable as a result of a change in control or the participant’s death, within 30 days of the change in control or the participant’s death).  In addition, in the event any payment under the Bonus Plan constitutes “deferred compensation” (within the meaning of Section 409A), and such payment is payable to a participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such bonus will be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the Bonus Plan or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all bonuses paid to the participant pursuant to the Bonus Plan on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles beginning after 2008 to the extent the bonuses relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser bonus or bonuses would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the Company’s benefit the amount by which the participant’s bonus or bonuses for the restated period(s) exceeded such lesser bonus or bonuses, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for the Company’s benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant outstanding bonus opportunities and recovery (in whole or in part) of any additional amounts relating to prior bonuses paid to the participant under the Bonus Plan.

Item 9.01

Financial Statements And Exhibits.

 (d)

Exhibits:

Exhibit           Description

10.1

Phillips-Van Heusen Corporation Performance Incentive Bonus Plan, as amended and restated effective October 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:  /s/ Mark D. Fischer

Mark D. Fischer, Senior Vice President

Date: October 21, 2010

Exhibit Index

Exhibit

Description

10.1

Phillips-Van Heusen Corporation Performance Incentive Bonus Plan, as amended and restated effective October 18, 2010